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                                                                   EXHIBIT 10.43

                               SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT (the "SUBLEASE") is dated as of May 22, 2000, by and between HS RESOURCES, INC., a Delaware corporation, hereinafter called "SUBLANDLORD," and COOLEY GODWARD LLP, a California limited liability partnership, hereinafter called "SUBTENANT.")

         A. Sublandlord is the lessee of the entire Fifteenth (15th) Floor (the "FIFTEENTH FLOOR") of that certain building commonly known as One Maritime Plaza, San Francisco, California (the "BUILDING"), pursuant to that certain Office Lease dated October 6, 1993, as amended by a Term Commencement Agreement dated January 13, 1994 between Sublandlord, as tenant, and JMB Group Trust IV and Endowment and Foundation Realty, Ltd.-- JMB-III, whose successor in interest is Stanley M. Stevens, not personally, but solely as successor Trustee under Trust Agreement and Declaration of Trust dated February 19, 1997 and known as Trust No. 350, the beneficiary of which is EOP-MARITIME, L.L.C., a Delaware limited liability company (hereinafter called "MASTER LANDLORD"), as landlord. Said Office Lease, a full and complete copy of which is attached hereto as EXHIBIT A, is hereinafter called the "MASTER LEASE".

         B. The parties desire to set forth in this Sublease the terms, conditions and provisions based upon which Subtenant shall lease the Subleased Suite 1550 Premises (being a portion of the Fifteenth Floor more particularly hereinafter defined) from Sublandlord.

         NOW, THEREFORE, Sublandlord and Subtenant agree as follows:

1. SUBLEASED SUITE 1550 PREMISES. Sublandlord hereby leases to Subtenant and Subtenant hereby hires from Sublandlord the following described premises (hereinafter called the "SUBLEASED SUITE 1550 PREMISES"):

         That portion of the Fifteenth Floor which is shown cross-hatched on the sketch attached hereto as EXHIBIT B, together with the nonexclusive right to use the related common areas including without limitation the Fifteenth Floor lavatories, wire closet, electrical room, and elevator lobby and the corridors providing access between the Subleased Suite 1550 Premises and said lavatories, wire closet, electrical room, and elevator lobby.

         Sublandlord and Subtenant agree that the Subleased Suite 1550 Premises comprise a total of 9,834 rentable square feet.

2. TERM. The term of this Sublease shall be the period commencing on July 10, 2000 (the "TERM START Date"), and ending on December 31, 2003.

         Sublandlord shall deliver possession of the Subleased Suite 1550 Premises to Subtenant in the condition specified in Section 4.(a), below, on or before 7:00 a.m., San Francisco time, on the Term Start Date to enable Subtenant to commence activities relating to the construction of the Initial Subtenant Improvements defined in Section 4.(b), below, in


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         accordance with the schedule of Subtenant's contractor, a copy of which has been delivered to Sublandlord.

3. RENT. During the period commencing on September 1, 2000 (the "RENT COMMENCEMENT DATE"), and ending December 31, 2003, Subtenant shall pay to Sublandlord the following rent for the Subleased Suite 1550
         Premises:

         (a) GENERAL PROVISIONS. Base Rent and estimated Additional Rent shall be due and payable in advance on the first day of each calendar month, commencing on the Rent Commencement Date. If any post-year reconciliation under Article 3.D. of the Master Lease results in an underpayment or overpayment of Additional Rent payable under the Master Lease for any period within which rent is payable by Subtenant under this Sublease (a "SUBLEASE RENT PERIOD"), such underpayment or overpayment shall be governed by the provisions of Section 3.(c), below. In the event that circumstances occur in which the rent payable by Sublandlord to the Master Landlord with respect to the Subleased Suite 1550 Premises is totally or partially abated under the Master Lease, the rent payable by Subtenant under this Sublease shall, for the same period and, except as otherwise provided in Section 10.(c), below, to the same proportional extent, be abated under this Sublease.

         (b)      BASIC RENT. The basic rent ("BASIC RENT") shall be as follows:

                  FOR THE PERIOD FROM THE RENT COMMENCEMENT DATE THROUGH DECEMBER 31, 2000: Forty Nine Thousand One Hundred Seventy and 00/100ths Dollars ($49,170.00) per month, with rent for the first month prorated based on the number of days from the Rent Commencement Date to the end of the month;

                  FOR THE PERIOD JANUARY 1, 2001 THROUGH DECEMBER 31, 2002:
                  Fifty One Thousand Two Hundred Eighteen and 75/100ths Dollars ($51,218.75) per month; and

                  FOR THE PERIOD JANUARY 1, 2003 THROUGH DECEMBER 31, 2003:
                  Fifty Two Thousand Four Hundred Forty Eight and 00/100ths Dollars ($52,448.00) per month.

         (c) ADDITIONAL RENT. For the period beginning on the Rent Commencement Date and continuing throughout the balance of the Term of this Sublease, Subtenant shall pay Sublandlord 47.9 percent (being an agreed percentage obtained by dividing 9,834 by 20,548) of the estimated monthly Additional Rent payable by Sublandlord for the Fifteen Floor under Article 3 of the Master Lease. Each post-year reconciliation under Article 3.D. of the Master Lease of Additional Rent payable for the Fifteen Floor under the Master Lease for any period within which any Sublease Rent Period falls shall be governed by the following provisions: In the case of each Statement provided by the Master Landlord under Article 3.D.(ii) of the Master Lease (including any revised or corrected Statement) that covers any period in which any Sublease Rent Period falls, Sublandlord will deliver a copy of such Statement to Subtenant promptly following Sublandlord's receipt


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                  thereof and will advise Subtenant whether such Statement is acceptable to Sublandlord. For any such Statement that is reasonably acceptable to Sublandlord and that shows an overpayment or underpayment of Additional Rent, the following provisions shall apply:

                  (i) If the entire period covered by the Statement is a Sublease Rent Period, then 47.9 percent of the amount of such overpayment or underpayment shall be allocated to Subtenant.

                  (ii) If only part of the period covered by the Statement is a Sublease Rent Period, then the amount of such overpayment or underpayment to be allocated to Subtenant shall be determined as follows: Subtenant's total responsibility for Additional Rent for the period covered by the Statement shall be 47.9 percent of the amount obtained by multiplying the total Additional Rent for the Statement period times a fraction, the numerator of which is the number of days of the Sublease Rent Period falling within the Statement period and the denominator of which is 365, if the Statement period is a year, or, if the Statement period is other than a year, then the actual number of days in the Statement period. There shall be allocated to Subtenant that portion of the overpayment or underpayment shown in the Statement that, after taking into account the aggregate estimated payments made for the Statement period by Subtenant, will result in Subtenant having paid exactly the amount that Subtenant is responsible for paying for the Statement period pursuant to the preceding sentence.

                  (iii) If an underpayment amount is allocable to Subtenant pursuant to either Subsection (i) or Subsection (ii), above, Subtenant shall pay Subtenant's allocable amount to Sublandlord within fifteen (15) days after Sublandlord's invoice therefor. If an overpayment is allocable to Subtenant pursuant to either Subsection
                           (i) or Subsection (ii), above, Sublandlord shall apply Subtenant's allocable amount of such overpayment as a credit against payments of rent next due under this Sublease following Sublandlord's receipt of the Master Landlord's Statement showing the overpayment; provided that, if the term of this Sublease expires before the entire credit has been applied, any unapplied amount of Subtenant's allocable amount of such overpayment shall be paid by Sublandlord to Subtenant in cash within the later of
                           (i) ten (10) days after the expiration of this Sublease, or (ii) thirty (30) days after Sublandlord's receipt of the Statement showing such overpayment.

4.       CONDITION OF SUBLEASED SUITE 1550 PREMISES; INITIAL SUBTENANT
         IMPROVEMENTS.

         (a) SUBLEASED SUITE 1550 PREMISES LEASED "AS IS". It is understood and agreed that the Subleased Suite 1550 Premises are leased by Sublandlord and hired by Subtenant on an "AS IS" basis, without preparation, cleaning, or any obligation


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                  by Sublandlord to make leasehold improvements of any kind, excepting only that (x) the Subleased Suite 1550 Premises will be delivered by Sublandlord in the condition specified in the next sentence, and (y) Sublandlord will pay one-half of certain fees as set forth in Section 4.(b), below. Sublandlord shall deliver the Subleased Suite 1550 Premises "broom clean" and, subject to the exceptions stated in subsections (a)(i),
                  (a)(ii), and (a)(iii), below, free of occupants and free of all personal property of Sublandlord. The exceptions are as follows:

                  (i) Sublandlord shall have until midnight, July 14, 2000, to remove the furniture in the construction area shown as Area A on the sketch attached to this Sublease as EXHIBIT C;

                  (ii) Sublandlord shall have until midnight, July 21, 2000, to remove the furniture in the construction area shown as Area B on the sketch attached to this Sublease as EXHIBIT C; and

                  (iii) Sublandlord may continue to occupy and use for a reasonable time those areas within the Subleased Suite 1550 Premises identified as exterior offices 15/05, 15/06, 15/07, 15/08, 15/09, 15/10, and 15/11, interior office 15/52, and interior secretarial area 15/49, all as shown on the sketch attached to this Sublease as EXHIBIT D, provided that (1) in all events, Sublandlord shall vacate said rooms and shall remove all of Sublandlord's personal property therefrom upon not less than ten (10) business days' written notice to Sublandlord so that the progress of demolition and construction related to the Initial Subtenant Improvements defined in Section 4.(b), below, is not impaired; (2) Sublandlord expressly assumes all risk of any injury to persons occupying and/or using said rooms for or on behalf of Sublandlord and all risk of any damage to and/or loss of Sublandlord's said personal property, and neither Subtenant nor its contractors, subcontractors, employees or agents, shall have any liability therefor, and (3) Sublandlord indemnifies and agrees to defend, save and hold harmless Subtenant and Subtenant's partners, employees, agents, successors and assigns, from any liability, damage, or expense (including reasonable attorney's fees) arising from any injury or damage to person or property caused by the persons occupying and/or using said rooms for or on behalf of Sublandlord.

         (b) INITIAL SUBTENANT IMPROVEMENTS. Subtenant intends to construct the initial improvements which are summarized in EXHIBIT E attached to this Sublease (the INITIAL SUBTENANT IMPROVEMENTS"). Sublandlord hereby approves and consents to the Initial Subtenant Improvements. The Initial Subtenant Improvements shall be subject to the Master Landlord's prior approval under Article 8 of the Master Lease. Subtenant shall be responsible for the preparation of all documentation required to be submitted to the Master Landlord under said
                  Article 8. Sublandlord agrees to cooperate with Subtenant in submitting such documentation to the Master Landlord and requesting the Master Landlord's approval. Sublandlord will pay one-half of the fees incurred by Subtenant's architect in performing its building code review and in preparing the conceptual drawing for the physical


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                  division of the Fifteenth Floor between the Subleased Suite
                  1550 Premises and the balance of the Fifteenth Floor (said balance being hereinafter referred to as the "RETAINED SUITE 1500 PREMISES"). The other one-half of said fees and all other costs of constructing the Initial Subtenant Improvements shall be borne and paid by Subtenant. Prior to commencement of construction of the Initial Subtenant Improvements, Subtenant will provide Sublandlord with an estimated construction schedule, and thereafter Subtenant will provide Sublandlord with copies of any and all amendments to such schedule. To further assist Sublandlord in keeping apprised of the progress of construction, Subtenant will invite a representative of Sublandlord to attend Subtenant's weekly construction meetings.

                  It is understood that certain work at the north end of the Fifteenth Floor elevator lobby, including the relocation northward of the portal and doors comprising the entryway to the Retained Suite 1500 Premises, will require temporary closure of Sublandlord's northern reception area and Sublandord's temporary use of its existing eastern doorway as the main entryway into the Retained Suite 1500 Premises. Subtenant will use reasonable efforts to cause Subtenant's contractor to organize and perform Subtenant's work at the north end of the Fifteenth Floor in such a manner that the duration of the required closure of Sublandlord's northern reception area will be as short as practicable, provided that "reasonable efforts" shall mean efforts within the parameters of Subtenant's normal construction plan and schedule and shall not require Subtenant to incur increased construction costs, whether for overtime, special work, or otherwise.

5. MASTER LEASE. All provisions of this sublease are in all events subject to all provisions of the Master Lease. With respect to the Master Lease, the parties agree as follows:

         (a) COVENANTS OF SUBTENANT. Subtenant agrees to perform for Sublandlord's benefit all obligations of the tenant under the Master Lease insofar as such obligations relate to the Subleased Suite 1550 Premises and arise during the term of this Sublease, except for any obligations arising under the following provisions of the Master Lease (the "EXCLUDED PROVISIONS"), which obligations will not be performed by Subtenant and either are inapplicable to this Sublease or, to the extent that they are applicable, will be performed by
                  Sublandlord:

                           i.       Article 2 and Rider Three (Base Rent);

                           ii. Article 3 (Additional Rent), except insofar as made applicable pursuant to Section 3.(c) of this Sublease;

                           iii.     Article 4 (Commencement of Term);

                           iv.      Article 34 (Real Estate Brokers);

                           v.       Article 35 (Security Deposit);

                           vi.      Rider Five (Rights of First Opportunity);

                           vii.     Rider Six (Expansion Space); and

                           viii.    Rider Seven (Early Termination).

         (b) COVENANTS OF SUBLANDLORD. During the Term of this Sublease, Sublandlord agrees to pay to the Master Landlord, as and when due, all rent and any other sums owing by Sublandlord under the Master Lease, and Sublandlord agrees to


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                  perform as and when performance is due all other provisions of the Master Lease (including without limitation any applicable Excluded Provisions) that need to be performed (to the extent such provisions are not undertaken by Subtenant under Section 5.(a), above) in order to maintain the Master Lease in full force and effect during the term of this Sublease. In this connection, it is understood and agreed that the undertakings by Subtenant under Section 5.(a) relate only to matters arising during the term of this Sublease. If there are obligations under the Master Lease requiring performance by the tenant thereunder, including without limitation any conditions of the Subleased Suite 1550 Premises requiring repair or alteration of the Subleased Suite 1550 Premises to comply with applicable law or to correct any damage or defect, that have arisen prior to the Term Start Date (excluding, however, any such obligations that are subsumed by, and thus will no longer be required under the Master Lease following completion of, the Initial Subtenant Improvements), Sublandlord will remain responsible to the Master Landlord to perform such obligations, and Subtenant shall have no responsibility therefor.

                  The Master Lease includes express covenants made by the Master Landlord and describes Master Landlord's duties in connection with the operation of the premises within which the Sublease Premises are located. Sublandlord shall not be liable for Master Landlord's breach of any provision of the Master Lease or for any misrepresentation by Master Landlord. However, if Master Landlord fails to perform an obligation that affects the Subleased Suite 1550 Premises and that Subtenant desires to enforce, Subtenant shall notify Sublandlord, and Sublandlord will promptly notify the Master Landlord and demand performance. If the Master Landlord continues to fail to perform, Sublandlord will cooperate with Subtenant in seeking any recourse from the Master Landlord which may be reasonably needed to enforce the obligations of Master Landlord insofar as such obligations may pertain to the Subleased Suite 1550 Premises, and Sublandlord will provide such cooperation at Sublandlord's expense, subject in all events to each the following limitations: (i) the term "cooperation" shall not require Sublandlord to make any economic payments or concessions to Master Landlord or alter in any way Sublandlord's rights or obligations as tenant under the Master Lease; (ii) "cooperation" shall not require Sublandlord to initiate or prosecute any administrative or judicial action against Master Landlord unless either (aa) Master Landlord's breach has caused or will cause loss by Subtenant of possession of the Subleased Suite 1550 Premises or other circumstances that substantially interfere with Subtenant's ability to carry on its business operations in the Subleased Suite 1550 Premises, or (bb) Subtenant arranges for and pays all costs and expenses of the legal representation needed to initiate and prosecute such action.

6.       INSURANCE; WAIVER OF SUBROGATION.

         (a) Subtenant, at its cost, shall maintain comprehensive (or commercial) general liability insurance with respect to the Subleased Suite 1550 Premises in form, coverage and amount that meet the requirements of Article 11 of the Master Lease. Such insurance shall name Sublandlord and the Master Landlord as additional insureds. Subtenant, at its cost, also shall maintain on all of its


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                  personal property "all risk" property damage insurance in
                  form, coverage and amount that meet the requirements of
                  Article 11 of the Master Lease. Subtenant shall provide Sublandlord with a certificate evidencing each policy of such insurance.

         (b) Each party to this Sublease hereby releases the other party and the respective partners, agents, employees, and authorized representatives of such released party, from any claims such releasing party may have for damage to the Subleased Suite 1550 Premises or any of such releasing party's fixtures, personal property, improvements and alterations in or about the Subleased Suite 1550 Premises or the Building that is caused by or results from risks insured against under any fire and extended coverage insurance policies actually carried by such releasing party or required to be carried by such party pursuant to this Sublease or the Master Lease. Each party hereto shall cause each such fire and extended coverage insurance policy obtained by it to provide that the insurance company waives all rights of recovery by way of subrogation against the other respective party and the other aforesaid released parties in connection with any matter covered by such policy.

7. ALTERATIONS. Subtenant shall be entitled to make the Initial Subtenant Improvements subject to the requirements of Section 4.(b) of this Sublease. Subtenant will not make or allow to be made any other alteration, addition, or improvement in or to the Subleased Suite 1550 Premises except upon the prior written consent of Sublandlord (which Sublandlord agrees not to withhold unreasonably) and any prior approval of the Master Landlord required under Article 8 of the Master Lease. Any alterations and additions to which Sublandlord and Master Landlord have consented shall be made strictly in compliance with the applicable terms and provisions of the Master Lease.

8. ASSIGNMENT AND SUBLETTING. Subtenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Sublease, or any interest therein, and shall not sublet the Subleased Suite 1550 Premises or any portion thereof, or any right or privilege appurtenant thereto, (any such assignment, transfer, mortgage, pledge, hypothecation, encumbrance, or subletting being herein referred to as a "transfer"), without the prior written consent of Sublandlord, which consent Sublandlord will not withhold unreasonably. Regardless of Sublandlord's consent, no transfer shall release or otherwise alter Subtenant's obligations to pay the rent and to perform all other obligations to be performed by Subtenant hereunder. Consent to one transfer shall not be deemed consent to any subsequent transfer.

         Notwithstanding any other provisions of this Section 8, Subtenant shall not be required to obtain Sublandlord's prior consent to the following transactions, each of which shall be exempt from the provisions of this
         Section 8 except for the notice requirement set forth in the last sentence of this paragraph: (i) any changes in the constituent partners of Subtenant (or other equity owners of Subtenant if Subtenant should convert to a form of entity other than a partnership) resulting from the addition of partners (or such other equity owners) or the death, retirement or withdrawal of partners (or such other equity owners);
         (ii) a conversion of Subtenant from one form of entity to another form of entity; (iii) a combination of Subtenant with another law firm (regardless of whether Subtenant


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         or the other law firm is the surviving entity) so long as Subtenant's obligations under this Sublease are assumed by the surviving entity. In the event of a transaction of the kind described in either subsection
         (ii) or (iii), above, promptly following the completion of such transaction, Subtenant will give Sublandlord written notice thereof.

9.       CERTAIN RIGHTS AND OPTIONS.

         (a) NO RIGHT TO EXPAND OR EXTEND MASTER LEASE. Sublandlord warrants and represents to Subtenant and confirms and agrees that Sublandlord does not presently have any option or other right to expand or to extend the term of the Master Lease beyond December 31, 2003, and Sublandlord will not, whether pursuant to an option or right hereafter acquired or otherwise, expand or extend the term of the Master Lease beyond December 31, 2003.

         (b) NONEXERCISE OF EARLY TERMINATION RIGHT. Sublandlord warrants and represents to Subtenant and confirms and agrees that Sublandlord irrevocably waives and will not exercise the right of early termination set forth in Rider Seven of the Master Lease.

         (c) SUBORDINATION OF RIGHT OF FIRST OPPORTUNITY REGARDING 16TH FLOOR. Sublandlord has a Right of First Opportunity regarding the 14th and 16th Floors of the Building as set forth in Rider Five of the Master Lease (insofar as such Right of First Opportunity relates to the 16th Floor, such Right is hereinafter referred to as "SUBLANDLORD'S 16TH FLOOR ROFO"). Subtenant leases other space in the Building from the Master Landlord and is in the process of completing an addendum to its lease pertaining to such other space which addendum will include, among other things, a right of first offer with respect to the 16th Floor (which right is hereinafter referred to as "SUBTENANT'S 16TH FLOOR ROFO"). Sublandlord hereby subordinates Sublandlord's 16th Floor ROFO to Subtenant's 16th Floor ROFO, with the result that Subtenant's 16th Floor ROFO shall be senior to and have priority over Sublandlord's 16th Floor ROFO to the same extent and with the same effect as if Subtenant's 16th Floor ROFO had been granted to Subtenant by the Master Landlord prior to the time that Sublandlord's 16th Floor ROFO was granted to Sublandlord by the Master Landlord.

         (d) RIGHT OF FIRST OFFER ON RETAINED PREMISES. If Sublandlord should desire to assign or sublet the Retained Suite 1500 Premises to any third party, Sublandlord shall first give Subtenant a written offer to assign or sublet the Retained Suite 1500 Premises to Subtenant, which offer shall set forth the proposed terms, conditions and provisions of such assignment or subletting. Subtenant shall have twenty (20) days within which to notify Sublandlord of Subtenant's acceptance of such offer. If Subtenant does not give Sublandlord notice of acceptance within said twenty (20) days, then Sublandlord may proceed with such assignment or subletting to any third party, provided that such assignment or subletting shall not be on terms, conditions and provisions more favorable to the third party than the terms, conditions and provisions offered by Sublandlord to Subtenant.


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10.      CASUALTY DAMAGE; CONDEMNATION; SERVICE/UTILITIES INTERRUPTION.

         (a) MASTER LANDLORD'S TERMINATION OF MASTER LEASE. If there should occur casualty damage to, or condemnation of, the premises covered by the Master Lease which entitles the Master Landlord to terminate the Master Lease under Article 10 (Casualty Damage) or Article 12 (Condemnation) thereof, and if the Master Landlord does so terminate the Master Lease, then, upon such termination of the Master Lease, this Sublease, too, shall terminate.

         (b) WHERE MASTER LEASE NOT TERMINATED BY MASTER LANDLORD. If there should occur casualty damage to, or condemnation of, the premises covered by the Master Lease which entitles the tenant under the Master Lease to terminate the Master Lease under
                  Article 10 (Casualty Damage) or Article 12 (Condemnation) thereof, or if there should occur an interruption of services or utilities which entitles the tenant under the Master Lease to terminate the Master Lease under Article 7 (Services And Utilities) thereof, the following provisions shall apply:

                  (i) IF ONLY SUBLEASED SUITE 1550 PREMISES AFFECTED. If only a portion of the premises covered by the Master Lease is affected by such casualty damage, condemnation, or interruption of services or utilities, and the affected portion lies entirely within the Subleased Suite 1550 Premises, then Subtenant shall have the right, exercisable as hereinafter provided, to terminate this Sublease. If the event concerned is casualty damage or condemnation, Subtenant may terminate this Sublease by giving Sublandlord notice of termination not later than thirty (30) days after Subtenant has received reasonable notice of the circumstances giving rise to the tenant's termination right under Article 10 or
                           Article 12, as the case may be, of the Master Lease. If the event concerned is an interruption of services or utilities, Subtenant may terminate this Sublease by giving Sublandlord notice of termination at a time when such interruption is continuing and has continued for at least ninety (90) days, provided that if service is restored in the Subleased Suite 1550 Premises within thirty-five (35) days after the date of Subtenant's notice, the Sublease will not terminate but will remain in full force and effect. If an event occurs that entitles Subtenant to terminate the Sublease under this Subsection 10.(b)(i), and if Subtenant exercises such right of termination, Subtenant's exercise of such right shall be effective whether or not Sublandlord exercises its right to terminate the Master Lease. If an event occurs that entitles Subtenant to terminate the Sublease under this Subsection 10.(b)(i), and if Subtenant does not exercise such right of termination, then the Sublease shall remain in full force and effect, and Sublandlord agrees not to exercise its right of termination under the Master Lease.

                  (ii) IF RETAINED SUITE 1500 PREMISES AFFECTED. If the Retained Suite 1500 Premises is affected by such casualty damage, condemnation, or interruption of services or utilities, whether or not the Sublease Premises are also affected, the following provisions shall apply:

                           (1) If Sublandlord and Subtenant mutually agree that the Master Lease should be terminated, then Sublandlord will exercise its right of


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                                    termination under the Master Lease and, upon
                                    termination of the Master Lease, this
                                    Sublease also shall terminate.

                           (2) If Sublandlord and Subtenant mutually agree that the Master Lease should not be terminated, then Sublandlord will not exercise its right of termination under the Master Lease and this Sublease shall remain in full force and effect.

                           (3) If Subtenant desires a termination but Sublandlord does not, then (x) if the Subleased Suite 1550 Premises are not affected by such casualty damage, condemnation, or interruption of services or utilities, the Master Lease will not be terminated and this Sublease will remain in full force and effect, but (y) if the Sublease Premises are affected by such casualty damage, condemnation, or interruption of services or utilities, Subtenant will have the right to terminate this Sublease in the same manner as set forth in Subsection 10.(b)(i), above.

                           (4) If Sublandlord desires a termination but Subtenant does not, then Sublandlord shall first give Subtenant a written offer to assign the Master Lease to Subtenant, without consideration other than Subtenant's assumption of all of the tenant's obligations under the Master Lease to be performed from and after the time of the assignment. If Subtenant accepts such offer by giving notice of acceptance to Sublandlord within twenty (20) days after Subtenant's receipt of Sublandlord's offer, then the Master Lease shall be assigned to Subtenant and, upon the Master Landlord's consent to such assignment, Sublandlord shall surrender the Retained Suite 1500 Premises to Subtenant. If Subtenant does not accept such offer within said twenty (20) day period, then Sublandlord shall be free to exercise its right to terminate the Master Lease.

         (c) ABATEMENT OF RENT. If, pursuant to the terms of the Master Lease, Sublandlord is entitled to a total or partial abatement of rent in connection with casualty damage to, condemnation of, or an interruption of services or utilities provided to the premises covered by the Master Lease, the rent payable by Subtenant under this Sublease shall, for the same period and to the extent provided in the next sentence, be abated under this Sublease. If the abatement of rent under the Master Lease is total, then the abatement of rent under this Sublease shall be total. If the abatement of rent under the Master Lease is partial, then the abatement of rent under this Sublease shall be that percentage of the rent payable under this Sublease that equals that percentage of the Subleased Suite 1550 Premises that are affected by said casualty damage, condemnation, or interruption of services or utilities.

11. DEFAULT. Either of the following events shall constitute a default by Subtenant under this Sublease:

         (a) Subtenant's failure to pay rent on or before the date when rent is due, if the failure continues for five (5) days after notice of nonpayment has been given to Subtenant; provided, however, that, in the event of two (2) failures in any calendar year to pay any rent on or before the date when it is due, after the second of such two (2) failures, any further failure during such calendar year to pay any rent on or before the date it is due shall be an immediate default by Subtenant; or

         (b) Subtenant's failure to comply with any other term, provision, condition or covenant of this Sublease (including without limitation any provision of the Master Lease made applicable by this Sublease and any of the rules and regulations now or hereafter established for the government of the Building pursuant to the Master Lease), if Subtenant does not within thirty (30) days after Subtenant's receipt of notice of such failure from Sublandlord, either cure such failure or, if such cure cannot reasonably be completed within that time, commence effective action to effect such cure and diligently pursue such action to completion as soon as reasonably possible thereafter; provided, however, that in all events such cure shall be completed prior to the expiration of any applicable time period specified in the Master Lease for the curing of such default.

         In the event of a default by Subtenant, Sublandlord shall have the following remedies; these remedies are not exclusive, but are cumulative in addition to any other remedies now or later allowed by law:

         (1) Sublandlord may at Sublandlord's option continue this Sublease in full force and effect, without termination hereof for so long as Sublandlord does not terminate Subtenant's right to possession of the Subleased Suite 1550 Premises, and Sublandlord shall in such case have the remedy described in the provisions of California Civil Code Section 1951.4 then in effect.

         (2) Sublandlord may, at Sublandlord's option, terminate this Lease at any time by giving Subtenant written notice of such termination. In the event of such termination, Sublandlord shall have the right to recover from Subtenant all amounts recoverable pursuant to the provisions of California Civil Code Section 1951.2 then in effect.

12. SURRENDER OF SUBLEASED SUITE 1550 PREMISES. Subtenant agrees to surrender the Subleased Suite 1550 Premises, including the Initial Subtenant Improvements and any subsequent alterations, additions or improvements made in compliance with Section 7. of this Sublease, immediately upon the termination of this Sublease in at least as good condition as when received by Subtenant, reasonable use and wear thereof excepted.

13.      BROKERAGE.

         (a) SUBTENANT'S INDEMNITY. Subtenant represents and warrants to Sublandlord that neither it nor its employees or agents nor anyone acting on its behalf has employed any broker or finder in connection with this Sublease, and no liability has been incurred or will be incurred by or on behalf of Subtenant directly or indirectly for any agent's, broker's, salesman's, or finder's fees or commissions in connection with this Sublease. Subtenant hereby indemnifies and agrees to defend, save and hold harmless Sublandlord and Sublandlord's officers, employees, agents, successors and assigns from any liability, damage, or expense (including reasonable attorney's fees) arising from any such fees or commissions claimed to have been incurred by or on behalf of Subtenant.

         (b) SUBLANDLORD'S INDEMNITY. Sublandlord represents and warrants to Subtenant that neither it nor its employees or agents nor anyone acting on its behalf has employed any broker or finder in connection with this Sublease, and no liability has been incurred or will be incurred by or on behalf of Sublandlord directly or indirectly for any agent's, broker's, salesman's, or finder's fees or commissions in connection with this Sublease. Sublandlord hereby indemnifies and agrees to defend, save and hold harmless Subtenant and Subtenant's partners, employees, agents, successors and assigns from any liability, damage, or expense (including reasonable attorney's fees) arising from any such fees or commissions claimed to have been incurred by or on behalf of Sublandlord.

14. NOTICES. All notices, approvals, consents, and other communications ("Notices") required or permitted to be given under this Sublease must be in writing and may be given by any method of delivery which provides evidence or confirmation of receipt including but not limited to personal delivery, express courier (such as Federal Express), facsimile, and prepaid certified or registered mail with return receipt requested. Notices shall be deemed to have been given and received on the earlier of actual receipt, refusal to accept delivery, or three (3) business days after the day of deposit into prepaid registered or certified U.S. mail. Notices shall be given and/or addressed to the respective parties at the following addresses:

         If to Sublandlord:         HS Resources, Inc.
                                    Attn: James E. Duffy,
                                    One Maritime Plaza
                                    Suite 1500
                                    San Francisco, CA 94111

                  With copy to:     HS Resources, Inc.
                                    Attn: James M. Piccone, Esq.
                                    1999 Broadway, Suite 3600
                                    Denver, CO 80202

         If to Subtenant:           Cooley Godward LLP
                                    Attn: Partner-In-Charge, San Francisco
                                    One Martime Plaza, Suite 2000
                                    San Francisco, CA 94111-3580

                  With copy to:     Cooley Godward LLP
                                    Attn: Susan Turek
                                    One Maritime Plaza, Suite 2000
                                    San Francisco, CA 94111-3580

         Either party may change the address of such party set forth above by giving notice of such change to such other party in conformance with the provisions of this paragraph 14.

15. SUCCESSORS AND ASSIGNS. Subject in all events to Section 8. of this Sublease, the provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16. TIME OF ESSENCE. It is expressly understood and agreed that time is of the essence of each and every provision of this Sublease.

17. SIGNAGE. Subject to any approval of the Master Landlord that may be required under the Master Lease, Subtenant shall be entitled to Building standard signage for the Subleased Suite 1550 Premises in the Main Building Lobby and in the Fifteenth Floor elevator lobby and signage at the entry to the Subleased Suite 1550 Premises comparable to Subtenant's entry signage on other floors of the Building leased by Subtenant directly from the Master Landlord. Sublandlord consents to such signage and agrees to cooperate with Subtenant in seeking any necessary approvals from the Master Landlord. All costs of all such signage, including any charges by the Master Landlord and costs of installation and maintenance costs of such entry signage, shall be borne and paid by Subtenant.

18. ENTIRE AGREEMENT. This Sublease constitutes the final expression, and the complete and exclusive statement of the terms, of the agreement between the parties pertaining to the subject matter contained herein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties.

19. CONSENT OF MASTER LANDLORD. Notwithstanding anything to the contrary herein, it is understood and agreed that this Sublease shall not become effective unless and until the consent thereto of the Master Landlord is obtained. Sublandlord will apply for the Master Landlord's consent promptly following the parties' execution of this Sublease and Master Landlord's form Consent to Sublease.

IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease effective as of the date first hereinabove written.

         SUBTENANT:

         COOLEY GODWARD LLP, a
         California limited liability partnership

         By   /s/ Kenneth J. Adelson
           -------------------------------------
               Kenneth J. Adelson
               Partner-in Charge - San Francisco


         SUBLANDLORD:

         HS RESOURCES, INC., a
         Delaware corporation


         By   /s/ James E. Duffy
           -------------------------------------
         Name:  James E. Duffy

         Title: CFO

                                    EXHIBIT A


A full and complete copy of the Master Lease is attached behind this page.

(Not included)

                                    EXHIBIT B


A sketch of Subleased Suite 1550 Premises is attached behind this page.

(Not included; the sketch shows that the cross-hatched portion of the fifteenth floor (constituting approximately one-half of the floor space) is subject to the Sublease.)